                   TAX SHARING AND INDEMNIFICATION AGREEMENT

    THIS AGREEMENT is entered into as of the 17th day of March, 1999, by and among JEFFERIES GROUP, INC., a Delaware corporation ("JEFG"), JEF HOLDING COMPANY, INC., a Delaware corporation ("HOLDING"), and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation ("ITGI").

                                  WITNESSETH:

    WHEREAS, the JEFG Board of Directors has determined that it is appropriate and desirable to distribute all of the shares of HOLDING common stock that it owns to the holders of JEFG common stock (the "Distribution") in a transaction intended to qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"); and

    WHEREAS, JEFG has applied to the Internal Revenue Service for a private letter ruling (the "Ruling") to the effect that the Distribution will qualify as a tax-free distribution for federal income tax purposes under Section 355 of the Code; and

    WHEREAS, ITGI will be the principal subsidiary of JEFG immediately after the Distribution; and

    WHEREAS, it is intended that ITGI will merge with and into JEFG following the Distribution (the "Merger"); and

    WHEREAS, it is intended that HOLDING and its subsidiaries will accordingly cease to be members of the affiliated group (within the meaning of Section 1504(a) of the Code) of which JEFG is the common parent, effective on or about
[        , 1999] (the "Effective Date"); and

    WHEREAS, the parties desire to provide for and agree upon the allocation of liabilities for taxes with respect to the parties for the taxable year that includes the Effective Date (the "1999 Taxable Year"); and

    WHEREAS, the parties hereto also desire to provide for the preparation and filing of tax returns along with the payment of taxes shown due and payable thereon with respect to the 1999 Taxable Year, the treatment of carrybacks and adjustments with respect to the parties for the 1999 Taxable Year, and any other matters related to taxes with respect to the 1999 Taxable Year, including indemnification for any taxes imposed as a result of certain actions by the parties that are inconsistent with the treatment of the Distribution as tax-free; and

    WHEREAS, the Tax Sharing Agreement entered into as of January 1, 1994 by and between JEFG and ITGI has been terminated in its existing form and the Amended and Restated Tax Sharing Agreement dated as of March 17, 1999 by and among JEFG, HOLDING and ITGI (the "Prior Agreement") (attached hereto as Exhibit A) will apply to all tax years ending before the 1999 Taxable Year,

    NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties hereto agree as follows:

    1.  DEFINITIONS

    The following terms as used in this Agreement shall have the meanings set forth below:

        (a) "Additional Amount" shall mean the amount determined under Section 3 hereof.

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        (b)  "Consolidated Return" shall mean a consolidated Federal income tax return filed pursuant to Section 1501 of the Code.

        (c) "Consolidated Taxable Income" shall mean the consolidated Federal taxable income of the JEFG Group for any taxable year for which the JEFG Group files a Consolidated Return.

        (d) "Consolidated Tax Liability" shall mean the consolidated Federal income tax liability of the JEFG Group for any taxable year for which the JEFG Group files a Consolidated Return.

        (e)  "IRS" shall mean the Internal Revenue Service.

        (f) "JEFG Group" shall mean the affiliated group of corporations of which JEFG is the common parent. In the event that the merger takes place as contemplated and JEFG changes its name to Investment Technology Group, Inc. ("New ITGI"), the term "JEFG Group" shall include the affiliated group of corporations of which New ITGI is the common parent.

        (g) "Loss Amount" shall mean the amount determined under Section 2 hereof.

        (h)  "Member" shall mean each includible member of the JEFG Group.

        (i) "Regulations" shall mean the Treasury Regulations as in effect from time to time.

        (j) "Separate Return Tax Liability" shall mean the Federal income tax liability of a Member and its subsidiaries computed as if they had filed a separate Federal income tax return for the applicable taxable year with the modifications set forth in Section 1.1552-1(a)(2)(ii) of the Regulations. If the computation of a Member's Separate Return Tax Liability as provided herein does not result in a positive amount, such Member's Separate Return Tax Liability shall be deemed to be zero. For purposes of this definition, ITGI's Separate Return Tax Liability shall include JEFG's Separate Return Tax Liability for the period after the Distribution.

        (k) "Separate Taxable Income" shall mean an amount determined with respect to a Member and its subsidiaries in accordance with Section 1.1502-12 of the Regulations with the adjustments contained in Section 1.1552-1(a)(1)(ii) of the Regulations. If the computation of a Member's Separate Taxable Income as provided herein does not result in a positive amount, such Member's Separate Taxable Income shall be deemed to be zero. For purposes of this definition, ITGI's Separate Taxable Income shall include JEFG's Separate Taxable Income for the period after the Distribution.

        (l)  "Separate Tax Liability" shall mean the amount determined under
    Section 2 hereof.

    2.  SEPARATE TAX LIABILITY

        (a) The Separate Tax Liability of ITGI shall be the amount set forth in paragraph (b) hereof as modified by paragraphs (c) and (d) hereof.

        (b) The amount referred to in this paragraph (b) shall be an amount equal to that portion of the Consolidated Tax Liability for such taxable year that the Separate Taxable Income of ITGI for such taxable year bears to the sum of the Separate Taxable Incomes of all Members for such taxable year; PROVIDED, HOWEVER, that such amount shall not exceed the Consolidated Tax Liability for such taxable year.

        (c) The amount computed pursuant to paragraph (b) above shall be increased by 100% of the excess, if any, of the ITGI Separate Return Tax Liability for such taxable year over such amount (the "Loss Amount").

        (d) Any federal, state or local income tax deduction resulting from (i) the payment to the JEFG Pension Plan described in Section 3.03(a) of the Benefits Agreement (or from benefits distributions related thereto), or (ii) the payment of benefits under the JEFG CAP Plan to JEFG

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    employees (each as defined in the Benefits Agreement), shall be for the benefit of ITGI (and the JEFG Group after the Distribution) and not for the benefit of HOLDING.

    3.  ADDITIONAL AMOUNT

    The Additional Amount shall be equal to 100% of the amount, if any, by which the Consolidated Tax Liability for the 1999 Taxable Year has been decreased by reason of the inclusion of ITGI and its subsidiaries in the JEFG Group for the 1999 Taxable Year.

    4.  PAYMENTS

    For the 1999 Taxable Year, payment of (i) the Separate Tax Liability of ITGI by ITGI (less any Loss Amount paid to HOLDING) to JEFG (or to the IRS after the Merger), (ii) the excess of the Consolidated Tax Liability over the amount described in (i) (the "Holding Liability") by HOLDING to JEFG, (iii) the Additional Amount, if any, by HOLDING to ITGI and (iv) the Loss Amount, if any, by ITGI to HOLDING with respect to such taxable year shall be made as follows:

        (a) On or before the 15th day of the fourth month of such taxable year, JEFG shall cause KPMG LLP to estimate the Separate Tax Liability (less any Loss Amount to be paid to HOLDING), the Holding Liability, the Additional Amount and the Loss Amount for such taxable year.

        (b) ITGI shall pay to JEFG (or to the IRS after the Merger), HOLDING shall pay to JEFG, HOLDING shall pay to ITGI and ITGI shall pay to HOLDING on or before each of the due dates for JEFG to make payment of estimates of JEFG Group's Federal income taxes for such taxable year one-fourth of the amount estimated pursuant to paragraph (a) above (collectively, the "Estimated Amounts"). If, after paying any such installment of the Estimated Amounts, KPMG LLP makes a new estimate, the amount of each remaining installment (if any) shall be the amount which would have been payable if the new estimate had been made when the first estimate for the taxable year was made, increased or decreased, as applicable, by the amount computed by dividing:

           (i) the difference between (A) the amount of the Estimated Amounts required to be paid before the date on which the new estimate is made, and (B) the amount of the Estimated Amounts which would have been required to be paid before such date if the new estimate had been made when the first estimate was made, by

           (ii) the number of installments remaining to be paid on or after the date on which the new estimate is made.

        (c) If, after the end of the 1999 Taxable Year, at the time of the filing of an application for extension of the time to file the tax return for the 1999 Taxable Year, if so filed, it is determined that the estimated Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability, Additional Amount or the Loss Amount for such taxable period exceeds the aggregate amount paid pursuant to subparagraph (b) above with respect to such taxable period, then such excess shall be paid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the extension for such taxable period is filed.

        (d) If, after the end of the 1999 Taxable Year, it is determined that the actual Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability, Additional Amount or Loss Amount for such taxable period exceeds the aggregate amount paid pursuant to subparagraph
    (b) and (c) above with respect to such taxable period, then such excess shall be paid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the Consolidated Return for such taxable period is filed.

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        (e)  If, after the end of the 1999 Taxable Year, it is determined that the amount paid pursuant to subparagraphs (b), (c) or (d) above with respect to such taxable period exceeds the actual Separate Tax Liability of ITGI (less any Loss Amount paid to HOLDING), Holding Liability, Additional Amount or Loss Amount for such taxable period, then such excess shall be paid on or before the later of (i) the 15th day of the third month after the end of such taxable period, and (ii) the date on which such excess is finally determined, which shall be no later than 30 days after the Consolidated Return for such taxable period is filed.

    5.  CARRYBACKS

        (a) If the JEFG Group has a consolidated unused investment credit, a consolidated unused foreign tax credit, a consolidated excess charitable contribution, a consolidated net capital loss or a consolidated net operating loss, as such terms defined in the Regulations (a "Consolidated Excess Amount") for any taxable year, the portion of such Consolidated Excess Amount which is attributable to a Member (the "Separate Excess Amount") shall be computed in accordance with Section 1.1502-79 of the Regulations. Any consolidated unused research and experimentation credit of the JEFG Group shall be treated and calculated in a manner consistent with the foregoing sentence, and shall be included in the term "Consolidated Excess Amount."

        (b) If such Consolidated Excess Amount originates in the 1999 Taxable Year, it will be carried back to a prior taxable year of the JEFG Group and the effect of such carryback will be determined in accordance with the Prior Agreement.

        (c) Payment of any amount due under this Section 5 shall be made on the date that a credit or refund is allowed with respect to the taxable year to which such payment relates.

    6.  SUBSEQUENT ADJUSTMENTS AND PROCEDURAL MATTERS

        (a) If any adjustments (other than adjustments made pursuant to Section 5 hereof) are made to the income, gains, losses, deductions or credits of the JEFG Group for the 1999 Taxable Year, whether by reason of the filing of an amended return or a claim for refund with respect to such taxable year or an audit with respect to such taxable year by the IRS, the amounts due under this Agreement for such taxable year shall be redetermined by taking into account such adjustments. If, as a result of such redetermination, any amounts due under this Agreement shall differ from the amounts previously paid, then payment of such difference shall be made (a) in the case of an adjustment resulting in a credit or refund, on the date on which such credit or refund is allowed with respect to such adjustment or (b) in the case of an adjustment resulting in the assertion of a deficiency, on the date on which such deficiency is paid. Any amounts due under this paragraph (a) shall include any interest attributable thereto computed in accordance with Sections 6601 or 6611 of the Code, as the case may be, and any penalties or additional amounts which may be imposed.

        (b) If any tax audit is undertaken by any tax authority, HOLDING shall initially have primary control of any dealings with such tax authority. Upon a determination that such audit could give rise to an increase in either HOLDING's or ITGI's liability under this Agreement, then HOLDING or ITGI, as the case may be, shall be given primary control of any dealings with such tax authority; provided, however, that the other party will be consulted with respect to any matters which could result in an increase in the other party's liability under this Agreement.

        (c) If any adjustment or deficiency is proposed, asserted or assessed by any tax authority which would give rise to an increase in either HOLDING's or ITGI's liability under this Agreement, then HOLDING or ITGI, as the case may be, shall have the primary right to contest, compromise or settle any such adjustment or deficiency; provided, however, that the other party will be consulted with respect to any matters which could result in an increase in such other party's

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    liability under this Agreement. If such adjustment or deficiency would give rise to an increase in both HOLDING's and ITGI's liability under this Agreement, then HOLDING and ITGI shall jointly have the right to contest, compromise or settle any such adjustment or deficiency.

    7.  CARRYBACKS FROM SEPARATE RETURN YEARS

    This Agreement shall have no application to the carryback of a net operating loss or credit from a separate return year (within the meaning of Section 1.1502-1(e) of the Treasury Regulations) to any taxable year of JEFG Group, and no recomputation or other payment shall be made in respect of such carryback.

    8.  FILING OF CALIFORNIA SINGLE RETURNS

    HOLDING may file or cause to be filed a single return for California franchise and income tax purposes ("California Single Return") for those affiliated corporations that are includible in a California combined report (the "JEFG Combined Group") for the 1999 Taxable Year if the JEFG Combined Group is required or permitted to file such a return. To the extent that it qualifies under California law, JEFG shall be the "key corporation" with respect to any such California Single Return and, to the extent that it does not so qualify, shall designate a "key corporation" from among the members of the JEFG Combined Group that does so qualify. Each party to this Agreement hereby consents to any such designation on behalf of itself and any direct or indirect subsidiary thereof. With regard to any income year with respect to which the JEFG Combined Group files, or it is reasonably anticipated that the JEFG Combined Group will file, a California Single Return for the 1999 Taxable Year, the estimated and final California tax liability of each member of the JEFG Combined Group shall be determined, to the extent permitted by California law, in a manner consistent with the principles set forth in this Agreement, and payments of the estimated and final tax liability so determined shall be made to the key corporation at the time that payments of corresponding Federal payments are due.

    9.  FILING OF STATE CONSOLIDATED RETURNS

    To the extent permitted or required by the applicable laws of any state other than California, JEFG and its affiliated corporations (the "state consolidated group"), at the election of HOLDING in its sole discretion, may join for the 1999 Taxable Year in the filing of a single, combined or consolidated franchise or income tax return ("state consolidated return") with any such corporation required to file a franchise or income tax return in such state for such taxable year. With regard to the 1999 Taxable Year with respect to which the state consolidated group files, or it is reasonably anticipated will file, a state consolidated return which includes ITGI, the estimated and final state tax liability of each member of the state consolidated group shall be determined, to the extent permitted by law of the state in which the return is to be filed, in a manner consistent with the principles set forth in this Agreement, and payments of the estimated and final tax liability so determined shall be made to the member of the state consolidated group responsible for payment of the state consolidated group's tax liability at the time that payments of corresponding Federal payments are due.

    10. LIABILITY FOR TAKING CERTAIN ACTIONS INCONSISTENT WITH THE TREATMENT OF THE DISTRIBUTION AS TAX-FREE.

        (a) Notwithstanding any other provision of this Agreement (other than in this Section 10), (i) in the event that any party, or employee, officer, or director of such party, takes any action inconsistent with, or fails to take any action required by, or in accordance with, the treatment of the Distribution as tax-free, then such party shall be liable for the inconsistent action or failure to take required action of it or its employees, officers and directors and shall indemnify and hold the other parties harmless from any tax liabilities, including the costs thereof, resulting from such

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    inconsistent action or failure to take required action, and (ii) if any party engages in any transaction involving its stock or assets or makes any factual statement or representation to the Internal Revenue Service in or in connection with the Ruling that is inaccurate or incomplete in any material respect, and as a result of that transaction or inaccuracy or incompleteness of such factual statement or representation, the Distribution is treated as a taxable event notwithstanding the receipt of the Ruling, then the party engaging in such transaction or making such factual statement or representation shall hold the other parties harmless from any tax liabilities, including the costs thereof, that result from the treatment of the Distribution as a taxable event.

        (b) For purposes of this Section 10, (i) any action taken (or failure to take action) prior to the Distribution by any subsidiary of JEFG (other than ITGI or a subsidiary of ITGI) or any employee, officer or director of such subsidiary of JEFG shall be deemed to be an action taken (or failure to take action) by HOLDING (and not JEFG) or by an employee, officer or director of HOLDING (and not JEFG); (ii) any action taken (or failure to take action) prior to the Distribution by JEFG or any employee, officer or director of JEFG shall be deemed to be an action taken (or failure to take action) by HOLDING (and not JEFG) or by an employee, officer or director of HOLDING (and not JEFG); (iii) any action taken (or failure to take action) prior to the Distribution by any subsidiary of ITGI or any employee, officer or director of such subsidiary of ITGI shall be deemed an action (or failure to take action) by ITGI (and not HOLDING) or by an employee, officer or director of ITGI (and not HOLDING); (iv) any action taken (or failure to take action) prior to the Distribution by any employee, officer or director of ITGI shall be deemed to be an action taken (or failure to take action) by ITGI (and not HOLDING) or by an employee, officer or director of ITGI (and not HOLDING); (v) any action taken (or failure to take action) after the Distribution by JEFG, any subsidiary of JEFG (including ITGI and any subsidiary of ITGI) (other than HOLDING or a subsidiary of HOLDING) or any employee, officer or director of JEFG or such subsidiary of JEFG (including ITGI and any subsidiary of ITGI) shall be deemed to be an action taken (or failure to take action) by ITGI or by an employee, officer or director of ITGI; and (vi) any action taken (or failure to take action) after the Distribution by HOLDING, any subsidiary of HOLDING or any employee, officer or director of HOLDING or such subsidiary of HOLDING shall be deemed to be an action taken (or failure to take action) by HOLDING or by an employee, officer or director of HOLDING.

        (c) For purposes of this Section 10, any factual statement or representation made by JEFG in or in connection with the Ruling with respect to (i) ITGI and any subsidiary of ITGI, or with respect to JEFG following the Distribution, including, without limitation, the intentions of JEFG following the Distribution, shall be deemed to be a factual statement or representation made by ITGI (and not HOLDING) or by an employee, officer or director of ITGI (and not HOLDING), and (ii) JEFG and any subsidiary of JEFG (other than ITGI or any subsidiary of ITGI and other than with respect to JEFG following the Distribution, including, without limitation, the intentions of JEFG following the Distribution) shall be deemed to be a factual statement or representation made by HOLDING (and not JEFG) or by an employee, officer or director of HOLDING (and not JEFG).

        (d) ITGI has reviewed the materials submitted to the IRS in and in connection with the Ruling. All such materials concerning ITGI and all such materials concerning JEFG following the Distribution, including, without limitation, any factual statements and representations concerning ITGI, its business operations, capital structure and organization, are complete and accurate in all material respects.

        (e) HOLDING has reviewed the materials submitted to the IRS in and in connection with the Ruling. All such materials concerning JEFG and subsidiaries (other than (i) materials relating to ITGI or any subsidiary of ITGI and (ii) materials concerning JEFG following the Distribution) including, without limitation, any factual statements and representations concerning JEFG or its

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    subsidiaries, their business operations, capital structure and organization, are complete and accurate in all material respects.

        (f) HOLDING and ITGI agree to split equally the costs of defending the Ruling in a subsequent examination by the IRS if it is reasonably determined that no party is otherwise responsible for such costs as provided in this
    Section 10.

        (g) ITGI is considering an internal restructuring involving a transfer by ITG Inc. ("ITGX") of the assets, liabilities and employees of ITGX's research and development division to a newly formed subsidiary of ITGX (the "R&D Subsidiary"), followed by a distribution by ITGX of all of the stock of the R&D Subsidiary to ITGI (such transfer and distribution referred to hereinafter as the "Internal Spin"). ITGI hereby represents and warrants that ITGI and ITGX have not consummated the Internal Spin in its entirety and have not consummated either of (i) such transfer of assets, liabilities and employees to the R&D Subsidiary or (ii) such distribution of the stock of the R&D Subsidiary. ITGI further represents and agrees that it will not consummate, and will cause ITGX not to consummate, either the Internal Spin in its entirety or either of (i) such transfer of assets, liabilities and employees to the R&D Subsidiary or (ii) such distribution of the stock of the R&D Subsidiary unless and until it has received a ruling from the IRS that any such consummation will not adversely affect any ruling issued by the IRS pursuant to the Ruling, and the subsequent supplements to the Ruling.

    11. REPRESENTATIONS OF HOLDING. HOLDING represents and warrants to ITGI that, to the best of its knowledge, subject to the exceptions provided in
Schedule   attached hereto, and subject to other exceptions that are not material individually or in the aggregate:

        (a) JEFG will have prepared and timely filed with the appropriate taxing authority all tax returns and reports required to be filed through the date of the Distribution, taking into account any extension of time to file granted to JEFG;

        (b) JEFG will have timely paid all taxes (including interest and penalties thereon and additions thereto) due and payable by it (including any federal income tax liability of the JEFG Group and any tax liability of a combined or consolidated state, local or foreign group which includes JEFG for any period prior to the Distribution);

        (c) any deficiencies or assessments asserted in writing against JEFG by any taxing authority through the date of the Distribution will have been paid or fully settled;

        (d) JEFG is not presently under examination or audit by any taxing authority;

        (e) no extension of the period for assessment or collection of any tax is currently in effect with respect to JEFG;

        (f) copies of all tax returns and reports filed by JEFG and any other books and records and other information relating to any liability (or potential liability) of JEFG for taxes have been made available to ITGI; and

        (g) no Member of the JEFG Group has entered into any intercompany transaction (as that term is defined in Section 1.1502-13 of the Treasury Regulations) that may result in any material tax or addition to tax such as interest or penalties.

    12. FURTHER ACTIONS

    Each of the parties hereto agrees, and agrees to cause any direct or indirect subsidiary of such party, to file such consents, elections and other documents and take such other action as may be necessary or appropriate to carry out the purpose of this Agreement.

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    13. RECORD RETENTION, RETURN PREPARATION AND COSTS

        (a) HOLDING will retain all records relating to the determination of taxes hereunder as agent and custodian for JEFG, and HOLDING will make such records available to JEFG.

        (b) KPMG LLP will prepare all tax returns to be filed pursuant to this Agreement in a manner consistent with past practice and will make all computations relating to estimated taxes and carrybacks for purposes of this Agreement.

        (c) HOLDING and ITGI agree to split equally the costs arising from the preparation and filing of all tax returns filed pursuant to this Agreement (including any applicable computations relating to carrybacks).

    14. DETERMINATIONS

    Except as provided in Section 13 of this Agreement, all determinations required hereunder shall be made by the independent public accountants regularly employed by the JEFG Group at the time that such determination is required to be made. Such determinations shall be binding and conclusive upon the parties for purposes hereof.

    15. INTEREST

    If any payment required to be made pursuant to Section 4, 5, 8 or 9 of this Agreement is not made within the time periods specified in those Sections, the delinquent payment shall bear interest from its due date until the date of actual payment at the rate (or rates) charged by the Internal Revenue Service on underpayments of tax for the periods in question.

    16. MISCELLANEOUS PROVISIONS

        (a) All references and provisions under this Agreement that refer to ITGI shall be deemed to refer also to JEFG with respect to any period after the Merger.

        (b) This Agreement applies only with respect to the 1999 Taxable Year and the Prior Agreement remains in full force and effect with respect to all tax years prior to the 1999 Taxable Year.

        (c) This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein. No alteration, amendment or modification of any of the terms of this Agreement shall be valid unless made by an instrument signed in writing by an authorized officer of each party hereto.

        (d) This Agreement has been made in and shall be construed and enforced in accordance with the laws of the State of New York from time to time obtaining.

        (e) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns.

        (f) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (g) All notices and other communications hereunder shall be deemed to have been duly given if given in writing and delivered by either in person or by facsimile with receipt

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    acknowledged or confirmed or by certified or registered mail, return receipt requested, postage prepaid and addressed as follows:

        (i)If to JEFG or any of its successors prior to the Distribution at:

           Jefferies Group, Inc.
           11100 Santa Monica Boulevard, 11th Floor
           Los Angeles, California 90025

           Attention: Chief Executive Officer
           Facsimile: 310-914-1013

           With a copy to:

           Morgan, Lewis & Bockius LLP
           1701 Market Street
           Philadelphia, PA 19103
           Attention: Brian J. Lynch, Esq.

        (ii)If to JEFG or any of its successors after the Distribution at:

            Investment Technology Group, Inc.
           380 Madison Avenue, 4th Floor
           New York, New York 10017
           Attention: Chief Financial Officer
           Facsimile: 212-444-6490

            With a copy to:

            Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Attention: Immanuel Kohn, Esq.

       (iii)If to ITGI or any of its successors at:

            Investment Technology Group, Inc.
           380 Madison Avenue, 4th Floore
           New York, New York 10017
           Attention: Chief Financial Officer
           Facsimile: 212-444-6490

            With a copy to:

            Cahill Gordon & Reindel
           80 Pine Street
           New York, New York 10005
           Attention: Immanuel Kohn, Esq.

        (iv)If to HOLDING at:

            Jefferies Group, Inc.
           JEF Holding Company, Inc.
           11100 Santa Monica Boulevard, 11th Floor
           Los Angeles, California 90025
           Attention: Chief Financial Officer

            With a copy to:

            Morgan, Lewis & Bockius LLP
           1701 Market Street
           Philadelphia, PA 19103
           Attention: Brian J. Lynch, Esq.

        (h) The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part hereof.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all on the date and year first above written.

"JEFG"                          JEFFERIES GROUP, INC.,
                                a Delaware corporation

                                By:             /s/ JERRY M. GLUCK
                                     -----------------------------------------
                                          Jerry M. Gluck, General Counsel

"ITGI"
                                INVESTMENT TECHNOLOGY GROUP, INC.
                                a Delaware corporation

                                By:             /s/ RAYMOND KILLIAN
                                     -----------------------------------------
                                           Raymond Killian, President/CEO

"HOLDING"
                                JEF HOLDING COMPANY, INC.
                                A Delaware corporation

                                By:             /s/ JERRY M. GLUCK
                                     -----------------------------------------
                                          Jerry M. Gluck, General Counsel

                                      D-10